Exhibit 99.2
1 Fourth Quarter 2024 Earnings Conference Call Fourth Quarter 2024 Earnings Conference Call February 25, 2025

2 Fourth Quarter 2024 Earnings Conference Call Forward-Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of February 25, 2025. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 13-25 of our Form 10-K filed on February 23, 2024 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.

3 Fourth Quarter 2024 Earnings Conference Call Opening Remarks – Recap of 2024 • Very strong 4Q24 that exceeded our expectations, capping off a strong year • 4Q24 Results – Our China service was the primary driver of the YoY increase in Ocean Transportation operating income and consolidated operating income • Seasonally stronger freight demand with significantly higher YoY freight rates for CLX and MAX services – In Logistics, operating income increased YoY primarily due to a higher contribution from supply chain management – Impairment charge at SSAT joint venture related to the write-down of a terminal operating lease asset – $0.42 impact to diluted EPS in 4Q24 • FY2024 Results – Consolidated operating income increased YoY primarily driven by higher freight rates in our China service, which started in the middle of 2Q24 and remained through year end

4 Fourth Quarter 2024 Earnings Conference Call Hawaii Service Fourth Quarter 2024 Performance • Container volume decreased 1.7% YoY due to lower general demand Container Volume (FEU Basis) 25,000 27,000 29,000 31,000 33,000 35,000 37,000 39,000 41,000 Q1 Q2 Q3 Q4 2023 2024 (1.7)% Full Year 2025 Outlook • Expect volume in 2025 to be comparable to the level in 2024, reflecting modest economic growth and stable market share Full Year 2024 Performance • Container volume decreased 2.3% YoY primarily due to lower general demand

5 Fourth Quarter 2024 Earnings Conference Call Hawaii Service – Current Business Trends UHERO Projections (3) (1) Source: https://files.hawaii.gov/dbedt/economic/data_reports/mei/2024-12-state.xls (2) Source: https://files.hawaii.gov/dbedt/economic/data_reports/mei/2024-12-maui.xls (3) Source: https://uhero.hawaii.edu/wp-content/uploads/2024/12/UHEROForecastForTheStateOfHawaii24Q4.pdf 2024P 2025P 2026P Real GDP 0.3% 2.9% 2.5% Construction Jobs Growth 5.6% 3.1% 0.3% Population Growth (0.2)% 0.0% 0.1% Unemployment Rate 3.0% 2.8% 2.8% Visitor Arrivals (‘000s) % change 9,597.7 (0.6)% 9,862.5 2.8% 10,099.5 2.4% Select Hawaii Economic Indicators • According to UHERO, the Hawaii economy is projected to grow slowly in 2025 – Supported by modest gains in tourism, a low unemployment rate, and increased construction activity – Partially restrained by continued challenges in population growth and lower discretionary income from high inflation and interest rates Commentary 0 100 200 300 400 500 600 700 800 900 1,000 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% Jan-21 Mar-21 May-21 Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 May-23 Jul-23 Sep-23 Nov-23 Jan-24 Mar-24 May-24 Jul-24 Sep-24 Nov-24 Unemployment Rate Visitor Arrivals (‘000s) Unemployment Rate and Visitor Arrivals by Air Hawaii Unemployment Rate (not seasonally adjusted) (1) Hawaii Visitor Arrivals by Air (1) Maui Visitor Arrivals by Air (2)

6 Fourth Quarter 2024 Earnings Conference Call China Service Fourth Quarter 2024 Performance Container Volume (FEU Basis) 8,000 13,000 18,000 23,000 28,000 33,000 38,000 43,000 Q1 Q2 Q3 Q4 2023 2024 • Container volume increased 7.2% YoY due to seasonally stronger freight demand • Significantly higher YoY freight rates for both the CLX and MAX • Elevated freight rates were supported by a resilient U.S. economy and a stable consumer demand environment coupled with tighter supply chain conditions 7.2% • Container volume increased 2.4% YoY – Seasonally stronger freight demand in 4Q – One additional sailing compared to 2023 Full Year 2024 Performance

7 Fourth Quarter 2024 Earnings Conference Call China Service – Current Business Trends • Stronger seasonal demand in 4Q24 – Some customers advancing freight ahead of a potential ILA disruption and proposed tariff increases – Also saw some customers in late December moving freight ahead of the earlier Lunar New Year this year • Experienced a traditional low demand environment during the post-Lunar New Year period in 1Q25 – Didn’t sail the MAX for three weeks and carried all freight on CLX – This is the same schedule we had for 2024 • Expect the post-Lunar New Year period to show a traditional ramp up of demand for the remainder of the first quarter, but volumes may be a bit softer than normal for the first few weeks due to the advancing of some cargo late in the fourth quarter

8 Fourth Quarter 2024 Earnings Conference Call China Service – Outlook • Where our China freight rates ultimately settle out in 2025 will depend on a number of macro factors including geopolitical conditions, supply chain activity, and the trajectory of the U.S. economy – Too early to tell how Red Sea, tariffs/trade, U.S. economy and other factors may play out • 1Q25 and FY 2025 Outlook: – We expect elevated freight rates in our China service to continue into 1Q25 – Beyond 1Q25, we expect freight rates will largely be driven by the timing of trade flow normalization in the Red Sea, other geopolitical factors, supply chain activity and the trajectory of the U.S. economy • Assuming trade conditions in the Red Sea normalize by middle of year, we expect freight rates to moderate in 2H25 • However, if the Red Sea remains disrupted through year end, we expect freight rates to remain elevated throughout 2025

9 Fourth Quarter 2024 Earnings Conference Call Guam Service Fourth Quarter 2024 Performance Container Volume (FEU Basis) 3,000 3,500 4,000 4,500 5,000 5,500 Q1 Q2 Q3 Q4 2023 2024 • Container volume decreased 10.0% YoY – Primarily due to lower demand from retail and food and beverage segments (10.0)% Full Year 2025 Outlook • Expect Guam’s economy to grow modestly supported by low unemployment and an increase in construction activity • Expect volume to be modestly higher than the level achieved last year Note: an additional sailing in 2Q23. Full Year 2024 Performance • Container volume decreased 6.5% YoY – Primarily due to lower general demand

10 Fourth Quarter 2024 Earnings Conference Call Alaska Service Fourth Quarter 2024 Performance • Container volume increased 1.1% YoY primarily due to higher northbound volume, partially offset by an additional sailing in the year ago period Container Volume (FEU Basis) 10,000 12,000 14,000 16,000 18,000 20,000 22,000 24,000 Q1 Q2 Q3 Q4 2023 2024 Full Year 2025 Outlook • Expect volume to be approximate the level achieved last year Note: an additional northbound sailing in 1Q23. 1.1% Full Year 2024 Performance • Container volume increased 0.6% YoY due to higher general demand, partially offset by one less northbound sailing

11 Fourth Quarter 2024 Earnings Conference Call Alaska Service – Current Business Trends • Alaska economy continues to show good growth across key indicators despite flattish growth in population – Low unemployment rate – Job count returned to pre-pandemic levels • In the near-term, we expect the Alaska economy to grow – Low unemployment rate – Jobs growth – Continued oil and gas exploration and production activity -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024E 2025P YoY Growth in Employment Alaska Employment Growth(1)(2) (1) Source: https://live.laborstats.alaska.gov/sites/default/files/trends-mag-file/jan25.pdf (2) Source: https://live.laborstats.alaska.gov/labforce/000000/01/ces.html (3) Source: https://live.laborstats.alaska.gov/pop/estimates/data/ComponentsOfChangeAK.xlsx Alaska Population Growth and Net Migration(3) (10,000) (5,000) 0 5,000 10,000 15,000 20,000 25,000 -0.6% -0.4% -0.2% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Net Migration YoY Growth in Population Population Growth Net Migration

12 Fourth Quarter 2024 Earnings Conference Call SSAT Joint Venture Fourth Quarter 2024 Performance Equity in Income of Joint Venture ($ 12.0) ($ 10.0) ($ 8.0) ($ 6.0) ($ 4.0) ($ 2.0) $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 Q1 Q2 Q3 Q4 $ in millions 2023 2024 • Terminal joint venture investment incurred a loss of $9.5 million; YoY decrease of $13.6 million – $18.4 million impairment charge, partially offset by higher YoY lift volume – The impairment charge impacted net income and diluted EPS by $14.0 million and $0.42 per share, respectively Full Year 2025 Outlook • Expect contribution to approximate the level achieved in 2024, without taking into account the 4Q24 impairment charge Full Year 2024 Performance • Terminal joint venture investment incurred a loss of $1.0 million, inclusive of the impairment charge; YoY decrease of $3.2 million

13 Fourth Quarter 2024 Earnings Conference Call Matson Logistics Fourth Quarter 2024 Performance Operating Income $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 $ 10.0 $ 12.0 $ 14.0 $ 16.0 $ 18.0 Q1 Q2 Q3 Q4 $ in millions 2023 2024 • Operating income of $10.1 million; YoY increase of $1.2 million – Higher contribution from supply chain management Full Year 2024 Performance • Operating income of $50.4 million; YOY increase of $2.4 million – Higher contribution from supply chain management Full Year 2025 Outlook • Expect challenging conditions for transportation brokerage for most of the year and a lower contribution from supply chain management • Expect operating income to be modestly lower than the level achieved last year

Financial Results – Summary Income Statement

($ in millions, except per share data)	Year-to-Date				Fourth Quarter			
	YTD Ended 12/31		Δ		Quarter Ended 12/31		Δ	
	2024	2023	$	%	2024	2023	$	%
Revenue								
Ocean Transportation	$ 2,809.7	$ 2,477.0	$ 332.7	13.4%	$ 742.1	$ 639.7	$ 102.4	16.0%
Logistics	612.1	617.6	(5.5)	(0.9)%	148.2	149.2	(1.0)	(0.7)%
Total Revenue	$ 3,421.8	$ 3,094.6	$ 327.2	10.6%	$ 890.3	$ 788.9	$ 101.4	12.9%
Operating Income								
Ocean Transportation (1)	$ 500.9	$ 294.8	$ 206.1	69.9%	$ 137.4	$ 66.4	$ 71.0	106.9%
Logistics	50.4	48.0	2.4	5.0%	10.1	8.9	1.2	13.5%
Total Operating Income (1)	**$ 551.3**	**$ 342.8**	**$ 208.5**	**60.8%**	**$ 147.5**	**$ 75.3**	**$ 72.2**	**95.9%**
Interest income	48.3	36.0	12.3	34.2%	10.3	9.8	0.5	5.1%
Interest expense	(7.5)	(12.2)	4.7	(38.5)%	(1.4)	(2.4)	1.0	(41.7)%
Other income (expense), net	7.3	6.4	0.9	14.1%	1.8	1.6	0.2	12.5%
Income taxes	(123.0)	(75.9)	(47.1)	62.1%	(30.2)	(21.9)	(8.3)	37.9%
Net Income (1)	**$ 476.4**	**$ 297.1**	**$ 179.3**	**60.4%**	**$ 128.0**	**$ 62.4**	**$ 65.6**	**105.1%**
Weighted Average Number of Shares Outstanding (diluted)	**34.2**	**35.7**	**(1.5)**	**(4.2)%**	**33.7**	**35.1**	**(1.4)**	**(4.0)%**
GAAP EPS, diluted (1)	**$ 13.93**	**$ 8.32**	**$ 5.61**	**67.4%**	**$ 3.80**	**$ 1.78**	**$ 2.02**	**113.5%**
Depreciation and Amortization (incl. dry-dock amortization)	$ 180.3	$ 167.5	$ 12.8	7.6%	$ 45.9	$ 42.5	$ 3.4	8.0%
EBITDA	$ 738.9	$ 516.7	$ 222.2	43.0%	$ 195.2	$ 119.4	$ 75.8	63.5%

See the Appendix for a reconciliation of GAAP to non-GAAP Financial Metrics.

(1) 4Q24 total operating income, net income and diluted EPS includes an impairment charge related to the write-down of a terminal asset at SSAT, which impacted 4Q24 total operating income, net income and diluted EPS by $18.4 million, $14.0 million and $0.42 per share, respectively. For the full year, the impairment charge impacted total operating income, net income and diluted EPS by $18.4 million, $14.0 million and $0.41 per share, respectively.

14 | Fourth Quarter 2024 Earnings Conference Call Matson.

15 Fourth Quarter 2024 Earnings Conference Call Cash Generation and Uses of Cash (1) Includes capitalized interest and owner’s items. (2) Includes cash deposits into the Capital Construction Fund (CCF) and interest income on cash deposits and fixed-income securities in the CCF, net of withdrawals for milestone payments. $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 $800.0 $900.0 Cash Flow from Operations Paydown of Borrowings, net Maint. Capex New Vessel Capex (1) Capital Construction Fund (2) Dividends Share Repurchase Other Net change in cash $ in millions Last Twelve Months Ended December 31, 2024 $767.8 ($39.7) ($214.5) ($31.1) ($95.6) ($44.8) ($199.1) ($12.5) $130.5

16 Fourth Quarter 2024 Earnings Conference Call Financial Results – Summary Balance Sheet • Total Debt of $400.9 million(1) – Reduced by $39.7 million in 2024 (1) Total Debt is presented before any reduction for deferred loan fees as required by GAAP. Debt Levels Share Repurchase • 4Q24: ~0.2 million shares repurchased for total cost of $31.8 million • FY2024: ~1.6 million shares repurchased for a total cost of $199.1 million ($ in millions) ASSETS Cash and cash equivalents $ 266.8 $ 134.0 Other current assets 342.8 468.3 Total current assets 609.6 602.3 Investment in SSAT 84.1 85.5 Property and equipment, net 2,260.9 2,089.9 Intangible assets, net 159.4 176.4 Capital Construction Fund (CCF) 642.6 599.4 Goodwill 327.8 327.8 Other long-term assets 511.0 413.3 Total assets $ 4,595.4 $ 4,294.6 LIABILITIES AND SHAREHOLDERS’ EQUITY Current portion of debt $ 39.7 $ 39.7 Other current liabilities 520.7 522.6 Total current liabilities 560.4 562.3 Long-term debt, net of deferred loan fees 350.8 389.3 Other long-term liabilities 1,032.2 942.3 Total long-term liabilities 1,383.0 1,331.6 Total shareholders’ equity 2,652.0 2,400.7 Total liabilities and shareholders’ equity $ 4,595.4 $ 4,294.6 December 31, December 31, 2024 2023

17 Fourth Quarter 2024 Earnings Conference Call Review of 2024 Capital Expenditures FY 2024 Comments Capitalized vessel construction expenditures $95.6 million • Includes $6.0 million of capitalized interest and other costs Maintenance and other capital expenditures $214.5 million • $90.5 million in capex for LNG installations on Daniel K. Inouye, Kaimana Hila and reengining of Manukai • $28.0 million in new equipment capex to support network requirements and growth • $14.7 million in early lease buyouts of equipment • $81.3 million in maintenance and other capex Total capital expenditures $310.1 million

Capital Expenditures Update

($ in millions)	FY 2025	FY 2026	FY 2027	Comments
Expected New vessel construction milestone payments and related costs	$305	$350	$220	• Includes owner's items and capitalized interest expense
Expected Maintenance and other capital expenditures	$120 – $140	~$100	~$100	• 2025 capex includes ~$20 million in equipment lease buyouts
Total	**$425 – $445**	**~$450**	**~$320**	

- Recently notified by Hanwha Philly Shipyard that our new build program is facing a delay of approximately 4 months
  - Vessel deliveries expected in 1Q27, 3Q27 and 2Q28
- In 1Q25, we expect to pay approximately $65 million in milestone payments with corporate cash
- Uncertain effects of U.S. tariffs on steel imports
  - Have completed all steel purchases for vessel #1 and approximately 30% for vessel #2
  - Steel purchases are a relatively small percentage of the overall $1 billion project cost

Expected 2025 New Vessel Construction Milestone Payments by Quarter ($ in millions)

1Q25	~$65
2Q25	~$36
3Q25	~$71
4Q25	~$118
Total 2025	**~$290**

18 | Fourth Quarter 2024 Earnings Conference Call

Matson.

19 Fourth Quarter 2024 Earnings Conference Call 2025 Outlook FY 2025 Outlook Items First Quarter Full Year (Normalization of Trade Flow in Red Sea by Middle of 2025)(1) Full Year (No Normalization of Trade Flow in Red Sea in 2025)(1) Operating Income: Ocean Transportation To be meaningfully higher than the $27.6 million achieved in the 1Q24 To be moderately lower than the $500.9 million achieved in 2024 To approach the $500.9 million achieved in 2024 Logistics To be modestly lower than the $9.3 million achieved in 1Q24 To be modestly lower than the $50.4 million achieved in 2024 To be modestly lower than the $50.4 million achieved in 2024 Consolidated To be meaningfully higher than the $36.9 million achieved in 1Q24 To be moderately lower than the $551.3 million achieved in 2024 To approach the $551.3 million achieved in 2024 Depreciation and Amortization Approximately $200 million, including approximately $26 million in dry-dock amortization Interest Income Approximately $31 million Interest Expense (excluding capitalized interest) Approximately $7 million Other Income/(Expense) Approximately $9 million GAAP Effective Tax Rate Approximately 22% Dry-docking Payments Approximately $40 million Note: 2024 will be the last year we report the volume of automobiles shipped to Hawaii as this metric is not a material driver of the financial performance of our Ocean Transportation segment. (1) Assumes there are no significant changes from today with respect to other geopolitical factors, supply chain activity and the trajectory of the U.S. economy.

20 Fourth Quarter 2024 Earnings Conference Call Closing Thoughts • Our China service shines during periods of uncertainty – Speed, reliability, and service – our core differentiators • Today, our China service appeals to an even broader set of customers than when we first started moving freight in the Transpacific tradelane nearly 20 years ago – As supply chains have become more complex, shippers have placed a greater emphasis on speed-to-market and schedule integrity • Our CLX and MAX are the two fastest services in the Transpacific tradelane, which are complemented with unique destination services for a seamless customer experience • We remain focused on what we can control – vessel schedule integrity, reliability of our operations, and delivering a high-quality service for our customers • We remain committed to look for ways to grow, either organically or periodically through acquisition • We expect to continue to return capital to shareholders through dividends and our share repurchase program – Our share repurchase program remains a core tenant of our capital allocation strategy, and we continue to expect to be steady buyers of our shares

21 Fourth Quarter 2024 Earnings Conference Call Appendix

22 Fourth Quarter 2024 Earnings Conference Call Appendix – Non-GAAP Measures Matson reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”).